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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            ------------------------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            ------------------------------

                              DELMARVA POWER FINANCING I
            (Exact name of registrant as specified in its Trust Agreement)

               Delaware                                  To Be Applied For
         (State of incorporation                         (I.R.S. Employer
            or organization)                            Identification No.)

                                   800 King Street
                              Wilmington, Delaware 19899
             (Address of principal executive offices, including zip code)

                            ------------------------------

             Securities to be registered pursuant to Section 12(b) of the
          Act:
          ------------------------------    ------------------------------
            Title of each class to be so    Name of each exchange on which
                     registered                 each class is to be so
                                                      registered
          ------------------------------    ------------------------------
           8.125 % Cumulative Trust
           Preferred Capital Securities
           (and the Guarantee with
           respect thereto)                    New York Stock Exchange
           -----------------------------    -------------------------------

             If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
          Instruction A.(c)(1), please check the following box.     [  ]

             If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
          please check the following box.     [  ]

             Securities to be registered pursuant to Section 12(g) of the
          Act:  None

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             The Commission respectfully is requested to send copies of all notices, orders and communications to:


                                Robert G. Schuur, Esq.
                                  Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019

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


                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 1.   Description of Registrant's Securities to be
                    --------------------------------------------
                    Registered.
                    ----------

             The securities to be registered hereby are 8.125% Cumulative Trust Preferred Capital Securities ("Preferred Securities"), of Delmarva Power Financing I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of Delmarva Power Financing I and are guaranteed by Delmarva Power & Light Company (the "Company"), a Delaware and Virginia corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to Wilmington Trust Company, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4-D to the Registration Statement on Form S-3 of the Company and Delmarva Power Financing I (Registration Nos. 333-07281 and 333-07281-01) filed with the Securities and Exchange Commission (the "Commission") on July 1, 1996 and amended by Amendment Nos. 1, 2 and 3 thereto, filed with the Commission on August 22, 1996, September 20, 1996 and September 23, 1996, respectively. Such registration statement, as so amended (the "Registration Statement"), became effective on September 25, 1996. The particular terms of the Preferred Securities and Guarantee are described in the Prospectus, dated September 26, 1996, filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.


          Item 2.   Exhibits.
                    --------

             The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Delmarva Power Financing I are registered. Accordingly, the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.


             Exhibit                              Description and Method
              Number                              of Filing
             -------                              ----------------------

               1(a)     The Prospectus            Filed pursuant to Rule
                                                  424 in connection with
                                                  the Registration
                                                  Statement of the
                                                  Company and Delmarva
                                                  Power Financing I (Reg.
                                                  Nos. 333-07281 and 333-
                                                  07281-01).

               4(a)     Certificate of Trust of   Filed as Exhibit 4-B to
                        Delmarva Power            the Registration
                        Financing I (contained    Statement of the
                        in the Form of Amended    Company and Delmarva
                        and Restated Trust        Power Financing I (Reg.
                        Agreement of Delmarva     Nos. 333-07281 and 333-
                        Power Financing I)        07281-01).

               4(b)     Trust Agreement of        Filed as Exhibit 4-A to
                        Delmarva Power            the Registration
                        Financing I               Statement of the
                                                  Company and Delmarva
                                                  Power Financing I (Reg.
                                                  Nos. 333-07281 and 333-
                                                  07281-01).

               4(c)     Form of Amended and       Filed as Exhibit 4-B to
                        Restated Trust            the Registration
                        Agreement of Delmarva     Statement of the
                        Power Financing I         Company and Delmarva
                                                  Power Financing I (Reg.
                                                  Nos. 333-07281 and 333-
                                                  07281-01).

               4(d)     Form of Indenture         Filed as Exhibit 4-C to
                        between the Company and   the Registration
                        Wilmington Trust          Statement of the
                        Company, as Trustee       Company and Delmarva
                                                  Power Financing I (Reg.
                                                  Nos. 333-07281 and 333-
                                                  07281-01).

               4(e)     Form of Subordinated      Filed as Exhibit 4-C to
                        Debenture (contained in   the Registration
                        the Form of Indenture)    Statement of the
                                                  Company and Delmarva
                                                  Power Financing I (Reg.
                                                  Nos. 333-07281 and 333-
                                                  07281-01).

               4(f)     Form of Guarantee         Filed as Exhibit 4-D to
                        Agreement                 the Registration
                                                  Statement of the
                                                  Company and Delmarva
                                                  Power Financing I (Reg.
                                                  Nos. 333-07281 and 333-
                                                  07281-01).

               5(a)     Form of Preferred         Filed as Exhibit 4-G to
                        Security                  the Registration
                                                  Statement of the
                                                  Company and Delmarva
                                                  Power Financing I (Reg.
                                                  Nos. 333-07281 and 333-
                                                  07281-01).


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                                      SIGNATURE


             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          Dated: October 1, 1996        DELMARVA POWER FINANCING I





                                           By: /s/ Edric R. Mason
                                              ------------------------
                                             (Authorized Representative)